Definitive Additional Materials dated July 8, 2016

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant [    ]

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[ ] Preliminary	Proxy Statement

[ ] Confidential,	for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive	Proxy Statement

[X] Definitive	Additional Materials

[ ] Soliciting	Material Pursuant to Section 240.14a-12

     ICON FUNDS for the ICON NATURAL RESOURCES FUND

                         (Name of Registrant as Specified In Its Charter)

                                   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.

Definitive Additional Materials dated July 8, 2016
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Definitive Additional Materials dated July 8, 2016
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IMPORTANT SHAREHOLDER UPDATE

ICON Natural Resources Fund

URGENT PROXY VOTING REQUEST

Dear Shareholder:

We recently mailed you proxy materials regarding the Special Meeting of Shareholders for the ICON Natural Resources Fund to be held on August 11, 2016. These materials describe the proposal and ask for your vote on this important issue. Our records indicate that we have not received your vote. We encourage you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting.

Voting is quick and easy. Please vote now using one of these methods	▶	1. Call 1-844-753-6344 to Speak with a Live Agent and Vote
For you convenience, you may call our toll free number Monday through Friday (9 A.M. to 6 P.M. EST) to speak with a live agent who can assist in registering your vote.
2. Vote By Internet
Please visit the website noted on the enclosed proxy voting card and follow the online instructions.
3. Vote by Mail
Please mail your signed proxy voting card(s) in the postage-paid envelope.
4. Vote by Touch-Tone Phone
Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

PLEASE VOTE YOUR PROXY NOW

The Board of Trustees recommends that you vote “FOR” the proposal.

If you have already voted, thank you for your response. If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-844-753-6344. We appreciate your immediate attention. Thank you.